                                 EXHIBIT 99(C)

                                                      (PROOF OF AUGUST 18, 1994)

                    INSTRUCTION TO REGISTERED HOLDER AND/OR
              BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER
                                       OF
                          CHARTER MEDICAL CORPORATION
                   11 1/4% SENIOR SUBORDINATED NOTES DUE 2004

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

    The undersigned hereby acknowledges receipt of the Prospectus, dated , 1994 (the "Prospectus") of Charter Medical Corporation, a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

    This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the 11 1/4% Senior Subordinated Notes due 2004 (the "Old Notes") held by you for the account of the undersigned.

    The  aggregate face amount of  the Old Notes held by  you for the account of
    the undersigned is (fill in  amount): $               of the 11 1/4%  Senior
    Subordinated Notes due 2004.

    With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

    / / TO TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED, IF
        ANY):

    $            of the 11 1/4% Senior Subordinated Notes due 2004.

    / / NOT TO TENDER any Old Notes held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (FILL IN
STATE)              ,  (ii) the undersigned is  acquiring the Company's 11  1/4%
Series A Senior Subordinated Notes due 2004 (the "New Notes") in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in a public distribution (within the meaning of the Securities Act) of the New Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of making a public distribution of the New Notes must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer -- Resales of the New Notes" and that failure to comply with such requirements in such instance could result in the undersigned or such person incurring liability under the Securities Act for which the undersigned is not indemnified by the Company and (v) the undersigned is not an "affiliate," as defined in Rule 405 of the Securities Act of the Company, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal, including, without limitation, to agree that if the undersigned is a broker or dealer registered as such pursuant to Section 15 of the Exchange Act that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities that it will deliver a copy of the Prospectus in connection with any resale by it of such New Notes; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.

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                                   SIGN HERE
 Name of beneficial owner(s): _________________________________________________
 Signature(s): ________________________________________________________________
 Name (PLEASE PRINT): _________________________________________________________
 Address: _____________________________________________________________________
       ________________________________________________________________________
       ________________________________________________________________________
 Telephone number: ____________________________________________________________
 Taxpayer Identification or Social Security Number: ___________________________
 Date: ________________________________________________________________________
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